Exhibit 10.4

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2023, by and among Achari Ventures Holdings Corp. I., a Delaware corporation (the “Issuer”), Vaso Corporation (the “Company”) and each of the persons set forth on the signature pages to this Agreement who are (or will be at the Effective Time) a holder of SPAC New Shares (each, a “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. The Issuer has entered into that certain Business Combination Agreement, dated as of December 6, 2023 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Issuer, the Company and Achari Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (“Merger Sub”).

B. Each Holder is either (A) the record and/or beneficial owner of SPAC Shares or (B) shall receive SPAC New Shares pursuant to the Business Combination Agreement at the Effective Time.

C. As a condition of, and as a material inducement for the Issuer to enter into and consummate the transactions contemplated by the Business Combination Agreement, each Holder has agreed to execute and deliver this Agreement in accordance with the provisions of the Business Combination Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not (i) transfer, offer, sell, contract or agree to sell, pledge, assign, hypothecate, grant any option to purchase or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below, and including any securities convertible into, or exchangeable for, or representing the rights to receive, or establish or increase a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to enter into a transaction specified or similar to the foregoing, or engage in any Short Sales (as defined below) with respect to any security of the Issuer.

(b) In furtherance of the foregoing, the Issuer will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Issuer’s stock transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Issuer’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) [For purpose of this agreement, “Lock-up Period” shall mean a period commencing on the Closing Date and expiring on the first Business Day which is 365 calendar days from the Closing Date.]

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to the Issuer (and immediately following the Effective Time, the Sponsor).

In addition, after the Effective Time, if there is a Change of Control of the Issuer, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Issuer and the Issuer’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Issuer being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Issuer with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Issuer, the Issuer’s legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Issuer, or any economic interest in or derivative of such stock, other than the Lock-Up Shares to be received by such Holder at the Effective Time and specified by such Holder on the signature pages hereto (“Issuer Shares”). For purposes of this Agreement, such Issuer Shares beneficially owned by the Holder as specified on the signature hereto, together with any Issuer Shares acquired during the Lock-Up Period, if any, are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)	If to the Issuer (and immediately following the Effective Time, the Sponsor) or the Company, then pursuant to the applicable provisions of the Business Combination Agreement; and

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in PDF format, by facsimile or any other agreed format and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns; Third Party Beneficiary. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Issuer (and immediately following the Effective Time, the Sponsor), the Company and their respective successors and assigns. The Holder acknowledges and understands that Achari Ventures Holdings Corp. I. intends to change its corporate name to Vaso Corporation subsequent to the Merger.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may only be amended or modified with respect to a Holder by written agreement executed by the Issuer (and immediately following the Effective Time, the Sponsor) and the Company on the one hand, and such applicable Holder on the other hand.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. The terms of Section 11.7 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Business Combination Agreement shall apply to this Agreement and the parties hereto as if written forth herein below.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACHARI VENTURES HOLDINGS CORP. I

By:
Name:
Title:

VASO CORPORATION

By:
Name:
Title:

HOLDER

By:
Name: [•]
Address: [•]
Number of Lock-Up Shares to be received at the Effective Time: [•]

[Achari – Vaso – Form of Lock-Up Agreement – Signature Page]